N-SAR EXHIBIT 77C

OPPENHEIMER CORPORATE BOND FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Corporate Bond Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in Proposal No. 2 and Proposal No. 3 were approved as described in the Fund’s proxy statement dated December 16, 2011.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                  4,420,898                                33,173
Edward L. Cameron                                      4,420,898                                33,173
Jon S. Fossel                                                 4,420,898                                33,173
Sam Freedman                                              4,420,898                                33,173
Richard F. Grabish                                       4,420,898                                33,173
Beverly L. Hamilton                                     4,430,397                                23,674
Robert J. Malone                                         4,420,898                                33,173
F. William Marshall, Jr.                               4,420,898                                33,173
Victoria J. Herget                                         4,430,397                                23,674
Karen L. Stuckey                                         4,430,397                                23,674
James D. Vaughn                                         4,420,898                                33,173
William F. Glavin, Jr.                                   4,420,898                                33,173

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
2,881,660                      244,589                                171,818                                1,156,005
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
3,054,261                       71,987                                171,818                                1,156,005

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
3,054,261                      71,987                                171,818                                1,156,005

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
3,038,249                       88,000                                171,818                                1,156,005

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
3,038,249                      88,000                                171,818                                1,156,005

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
3,038,249                       88,000                                171,818                                1,156,005

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
3,054,261                       71,987                                171,818                                1,156,005

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
            2,875,897                      235,772                               186,396                                   1,156,005